EXHIBIT 99.1

Report of Independent Auditors

To the Board of Directors of Mamma.com Inc.:

We have audited the accompanying consolidated balance sheets of Mamma.com Inc. and its subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, of cash flows and of shareholders’ equity for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted accounting principles and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mamma.com Inc. and its subsidiaries at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in Canada.

/s/ Pricewaterhouse Coopers LLP
Chartered Accountants
Montreal, Quebec, Canada
February 24, 2004 (except for note 26, which is as of April 15, 2004)

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

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Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Difference

In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the company’s financial statements, such as the change described in note 2 to the consolidated financial statements. Our report to the Directors and Shareholders dated February 24, 2004 (except for note 26, which is as of April 15, 2004) is expressed in accordance with Canadian reporting standards which do not require a reference to such a change in accounting principles in the auditors’ report when the change is properly accounted for and adequately disclosed in the financial statements.

/s/ Pricewaterhouse Coopers LLP
Pricewaterhouse Coopers LLP
Chartered Accountants
Montreal, Quebec, Canada
February 24, 2004 (except for note 26, which is as of April 15, 2004)

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

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